UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2020 (June 9, 2020)

SCULPTOR CAPITAL MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

212-790-0000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Shares	SCU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On June 10, 2020, Sculptor Capital Management, Inc. (the “Company”) announced that James Levin will succeed Robert Shafir as Chief Executive Officer (“CEO”) of the Company, effective as of April 1, 2021 (the “Effective Date”). Mr. Shafir will serve as CEO through the Effective Date and thereafter will remain with the Company to assist in transitional matters through December 31, 2021. A copy of the Company’s press release announcing these changes is attached hereto as Exhibit 99.1.

Mr. Levin, age 37, is currently our Chief Investment Officer. He is also an Executive Managing Director, a member of our Partner Management Committee and a member of the Portfolio Committee. Prior to joining the Company in 2006, Mr. Levin was an Associate at Dune Capital Management LP. Prior to that, Mr. Levin was an analyst at Sagamore Hill Capital Management, L.P. Mr. Levin holds a B.A. in Computer Science from Harvard University.

Mr. Shafir is expected to be elected as a Class I director at the Company’s annual meeting of shareholders on June 24, 2020. If elected, Mr. Shafir shall serve on the board of directors of the Company (the “Board”) until December 31, 2021 (or such earlier date that Mr. Shafir may choose to resign from the Board). As further described below, Mr. Levin, in consultation with the Company’s Partner Management Committee, shall have the right to nominate a member of the Partner Management Committee to fill the resulting vacancy.

New CEO Employment Agreement

In connection with Mr. Levin’s promotion to CEO, Mr. Levin entered into an amendment (the “Amendment”), dated as of June 9, 2020, between Mr. Levin, the Company, Sculptor Capital LP, Sculptor Capital Advisors LP and Sculptor Capital Advisors II LP (and, together with Sculptor Capital LP and Sculptor Capital Advisors LP, the “Sculptor Operating Partnerships”), to the Omnibus Agreement, dated February 7, 2019, between Mr. Levin and the Sculptor Operating Partnerships (the “Omnibus Agreement”) and to Mr. Levin’s partner agreements with the Sculptor Operating Partnerships (the “Partner Agreements,” and together with the Omnibus Agreement, the “Levin Partner Agreements”). Furthermore, the Board and Mr. Levin intend to negotiate in good faith additional compensation for Mr. Levin’s service as CEO in recognition of the added responsibilities that he will assume and intend to, subject to their agreement, enter into an additional amendment to the Levin Partner Agreements in the future (the “CEO Compensation Amendment”). The Company will file an amendment to this Current Report on Form 8-K at such time as the additional amendment to the Levin Partner Agreements has been entered into.

The Amendment provides for, among other things, the following:

•	Solely for the 2020 fiscal year, Mr. Levin’s participation ratio for purposes of calculating his annual bonus is increased to 1.75% (from a range of 0.88% to 1.2%) of the Company’s gross profit and loss for the fiscal year.

•	Solely for the 2020 fiscal year, Mr. Levin’s minimum annual amount of compensation (inclusive of his annual draw) is increased to $10,000,000 (from $6,000,000).

•	Effective for the 2020 fiscal year and each fiscal year thereafter, Mr. Levin is no longer eligible to participate in the 2018 Partner Incentive Pool.

•	The Board shall continue to nominate Mr. Levin to the Board for as long as Mr. Levin serves as CEO.

•	Mr. Levin, in consultation with the Partner Management Committee, shall have the right to nominate a director to the Board from the executive managing directors then serving on the Partner Management Committee (the “PMC Board Seat”). Mr. Shafir shall occupy the PMC Board Seat until December 31, 2021 (or such earlier date that Mr. Shafir may choose to resign from the Board). Thereafter, Mr. Levin, in consultation with the Partner Management Committee, shall have the right to nominate one member of the Partner Management Committee to serve on the Board in the PMC Board Seat. Additionally, the Board has agreed to consult collaboratively with Mr. Levin on all open Board director seats and consider in good faith any independent director candidate advanced by Mr. Levin.

•	The non-competition and non-solicitation covenants contained in the Levin Partner Agreements will be modified as of the effective date of the CEO Compensation Amendment so that Mr. Levin shall be prohibited from competing with the Company or soliciting the Company’s fund investors or employees for a two-year period upon Mr. Levin’s withdrawal from the Sculptor Operating Partnerships and their consolidated subsidiaries (the “Sculptor Operating Group”) for any reason, subject to the provisions described below solely in the case of the non-compete. The non-compete shall be reduced to one (1) year upon Mr. Levin’s withdrawal from the Sculptor Operating Group as a result of (x) the termination of Mr. Levin without cause or (y) a resignation following (A) a Change of Control in which his role as CEO (or the Levin Partner Agreements) is not continued or (B) a Change in Position (as defined in the Levin Partner Agreements), unless, in either case, the Sculptor Operating Group elects to make a $30,000,000 payment to Mr. Levin payable in installments over a 24-month period. For the avoidance of doubt, the prohibition on Mr. Levin’s ability to solicit our fund investors or employees shall continue until the end of the two-year period after his withdrawal from the Sculptor Operating Group, regardless of when he leaves the firm and under what circumstances.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events, its operations and its financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this Current Report on Form 8-K are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved.

The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions, including the impact of public health crises such as the COVID-19 pandemic; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the

Company; the consequences of the Foreign Corrupt Practices Act settlements with the SEC and the U.S. Department of Justice and any claims arising therefrom; whether the Company realizes all or any of the anticipated benefits from the February 2019 recapitalization and other related transactions; whether such recapitalization and other related transactions result in any increased or unforeseen costs, indemnification obligations or have an impact on our ability to retain or compete for professional talent or investor capital; conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business; the anticipated benefits of changing the Company’s tax classification from a partnership to a corporation and subsequently converting from a limited liability company to a corporation; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2019, dated February 25, 2020, and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, dated May 7, 2020, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this Current Report on Form 8-K are made only as of the date of this Current Report on Form 8-K. The Company does not undertake to update any forward-looking statement, because of new information, future developments or otherwise.

This Current Report on Form 8-K does not constitute an offer of any Sculptor Capital fund.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Amendment to Partner Agreement, dated as of June 9, 2020, by and among James Levin, Sculptor Capital Management, Inc., Sculptor Capital LP, Sculptor Capital Advisors LP and Sculptor Capital Advisors II LP

99.1	Press Release of the Company, dated June 10, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCULPTOR CAPITAL MANAGEMENT, INC.
(registrant)

By:	/s/ Thomas M. Sipp
Thomas M. Sipp
Chief Financial Officer and Executive Managing Director

Date: June 10, 2020